As of June 30, 2009, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity
WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP MID-CAP     				34.94%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP FALLING U.S. DOLLAR                  35.71%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP INTERNATIONAL                  	40.01%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP EMERGING MARKETS                    	28.96%

AMERITAS LIFE INSURANCE CORP
PROFUND VP DOW 30	                 	32.03%




As of June 30, 2009, the following persons or entities no longer own more than 25% of a funds voting security.

Person/Entity
WESTERN RESERVE LIFE ASSURANCE CO. OF OH ANNUITY
PROFUND VP MID-CAP                             11.51%

PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT DOW 30                   17.00%

PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT NASDAQ-100                1.05%

JEFFERSON PILOT FINANCIAL INSURANCE COM
PROFUND VP TECHNOLOGY		               22.26%